UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Mastech Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

Telephone: (412) 787-2100

April 7, 2011

Dear Mastech Holdings, Inc. Shareholder:

You are cordially invited to attend our 2011 Annual Meeting of Shareholders to be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Wednesday, May 11, 2011, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class III directors. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Thomas B. Moran

President and Chief Executive Officer

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 11, 2011

The Annual Meeting of Shareholders of Mastech Holdings, Inc. (the “Company”) will be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Wednesday, May 11, 2011, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1. The election of three (3) Class III directors to serve for three-year terms or until their respective successors shall have been selected or qualified; and

2. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on April 1, 2011, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES YOUR COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.

Chief Financial Officer

and Corporate Secretary

Pittsburgh, PA 15275

April 7, 2011

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, PA 15275

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 11, 2011

This Proxy Statement is being furnished to the shareholders of Mastech Holdings, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 11, 2011, at 9:00 a.m. Eastern Time, at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 11, 2011.

PURPOSE OF THE MEETING

The specific proposal to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech Common Stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 1, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 1, 2011, there were 3,687,930 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders entitled to cast at least a majority of all the votes that are entitled to be cast at the meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes in the election of directors.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 10, 2011. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1000 Commerce Drive, Pittsburgh, PA 15275 at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted FOR the election of the Board’s nominees to the Board of Directors. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 11, 2011.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2010 are available at http://www.mastech.com/proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class I directors whose terms expire in 2012; two (2) Class II directors whose terms expire in 2013; and three (3) Class III directors whose terms expire in 2011. Therefore, three (3) directors are being elected to Class III at the Annual Meeting for a three-year term expiring in the year 2014.

The names of the persons nominated for Class III directors are Thomas B. Moran, John Ausura and Brenda Rhodes, all of whom presently serve as Class III directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Thomas B. Moran, John Ausura and Brenda Rhodes as Class III directors. The Board of Directors knows of no reason why Thomas B. Moran, John Ausura and Brenda Rhodes would be unable to serve as Class III directors. If, at the time of the Annual Meeting, either of Messrs. Thomas B. Moran, John Ausura or Ms. Brenda Rhodes are unable or unwilling to serve as a Class III director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class III Whose Terms Will Expire in 2014

Thomas B. Moran, age 46, has served as a Director, President and Chief Executive Officer since July 20, 2009. Mr. Moran has more than twenty (20) years of experience in the staffing industry and has held leadership positions at several of the industry’s largest companies. Prior to joining Mastech, Mr. Moran served as CEO Partner for Frontenac Company, Inc., a private equity firm. From 2002 to 2007, Mr. Moran was the President and CEO of Hudson Highland Group, Inc., Americas, where he built a management team that led the organization to record revenues and profits. Mr. Moran also served in various leadership roles at Robert Half International from 1995 to 2002.

John Ausura, age 58, has served as a Director since September 30, 2008. Mr. Ausura is the Founder and currently Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, and is also an Executive-in-Residence with Navigation Capital Partners, LLC, an Atlanta-based private equity firm. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton.

Brenda Rhodes, age 58, has served as a Director since September 30, 2008. Ms. Rhodes is currently the Chief Executive Officer and Chairman of the Board of InTouch Corporation, a customer acquisition and retention services company serving the financial industries. Ms. Rhodes assumed this role in March 2008, upon the completion of a management buyout. In March of 1991, Ms. Rhodes founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Rhodes pursued avocational interests in creative arts. Ms. Rhodes completed the OPM program at Harvard University.

Directors in Class I Whose Terms Expire in 2012

Sunil Wadhwani, age 58, has served as a Director and Co-Chairman since our formation in 1986. Mr. Wadhwani is the Co-Founder of iGATE Corporation and Mastech Holdings, Inc. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE Corporation from 1986 until April 2008, when he resigned as Chief Executive Officer, but remains a director of iGATE and Co-Chairman of the iGATE Board. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including President and CEO. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Masters degree from Carnegie Mellon University.

Gerhard Watzinger, age 50, has served as a Director since September 30, 2008. Mr. Watzinger is presently Executive Vice President of Corporate Strategy of McAfee, Inc. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot, a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, Pricewaterhouse Coopers and Cap Gemini. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich.

Directors in Class II Whose Terms Expire in 2013

Ashok Trivedi, age 61, has served as a Director and Co-Chairman since our formation in 1986. Mr. Trivedi is the Co-Founder of iGATE Corporation and Mastech Holdings, Inc. Mr. Trivedi served as Co-Chairman and President of iGATE Corporation from October 1996 until April 2008, when he resigned as President, but remains a director of iGATE and Co-Chairman of the iGATE Board. Mr. Trivedi also serves as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and has held this position since July 2000. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation. Mr. Trivedi holds a Master’s degree in business administration from Ohio University and a Master’s degree in physics from Delhi University.

D. Kevin Horner, age 52, has served as a Director since September 30, 2008. Mr. Horner is presently Chief Information Officer of Alcoa. Mr. Horner assumed this role in 2008. From 2003 through 2007, Mr. Horner was Chief Information Officer of Alcoa North America. From 2000 to 2003, Mr. Horner was Director of Enterprise Global Solutions and Global Applications for Alcoa. From 1998 to 2000, Mr. Horner served as Chief Information Officer for Alcoa Europe. From 1981 to 1998, Mr. Horner held various management positions in business and information systems / information technology with Alcoa. Mr. Horner has a Bachelor’s degree in mathematics from Saint Francis College.

VOTES REQUIRED

The Class III Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

BOARD COMMITTEES AND MEETINGS

During 2010, the Board of Directors met eight (8) times. Mr. Watzinger was absent from two meetings. All of the other directors attended or participated in all meetings.

The Board of Directors has determined that all directors, other than Messrs. Wadhwani, Trivedi and Moran, are independent under both the independence criteria for directors established by NYSE Amex and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.mastech.com under Investor Relations.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at www.mastech.com under Investor Relations.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Rhodes and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE Amex listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met six (6) times during 2010. Mr. Ausura and Ms. Rhodes attended all meetings. Mr. Watzinger attended four of the six meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Horner, Mr. Ausura and Ms. Rhodes, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE Amex listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met three (3) times in 2010. Mr. Ausura, Mr. Horner, and Ms. Rhodes attended all meetings.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Watzinger, Ms. Rhodes and Mr. Horner, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE Amex listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors and for overseeing and making recommendations to the Board of Directors on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. The Company’s Articles of Incorporation (“Articles”) address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2012 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines the same as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skill needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met three (3) times in 2010. Mr. Horner and Ms. Rhodes attended all meetings. Mr. Watzinger attended two of the three meetings.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at www.mastech.com under Investor Relations. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also applies to the all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Moran serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibility to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the chief financial officer periodically reports to the Audit Committee regarding their design and effectiveness. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastech.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 15, 2011 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer and director listed in the Summary Compensation Table below; and (iii) all directors and named executive officers of the Company as a group. As of March 15, 2011, there were 3,687,930 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Stock Options Exercisable within 60 days	Total Beneficial Ownership	Percentage of Common Stock Outstanding
Sunil Wadhwani (1)(2)	1,020,068	—	1,020,068	27.7%
Ashok Trivedi (1)(3)	1,020,069	—	1,020,069	27.7%
John Ausura	10,000	8,594	18,594	*
Brenda Rhodes	—	8,594	8,594	*
D. Kevin Horner	—	8,594	8,594	*
Gerhard Watzinger	2,500	8,594	11,094	*
Thomas B. Moran	—	50,000	50,000	1.4%
John J. Cronin, Jr.	5,300	29,689	34,989	*
Murali Balasubramanyam	833	26,563	27,396	*
Edward Meindl	4,416	20,313	24,729	*
Kevin Kutzavitch	9,000	59,082	68,082	1.8%
All directors and named executive officers as a group of 11 persons	2,072,186	220,023	2,292,209	62.2%

*	Less than 1%.
(1)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.
(2)	Includes 155,999 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.
(3)	Includes 142,166 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NYSE Amex. Directors, named executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2010, all such persons complied with the applicable filing requirements under Section 16(a), on a timely basis.

NAMED EXECUTIVE OFFICERS

In addition to Mr. Moran, whose positions and backgrounds are discussed under “Business Experience of Directors”, the following persons serve as named executive officers and other executive officers of the Company.

John J. Cronin, Jr., age 58, has served as Chief Financial Officer and Corporate Secretary of the Company since September 30, 2008. Mr. Cronin functioned as Mastech, Inc.’s Chief Financial Officer since 2002. Prior to joining iGATE Corporation in August of 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

Murali Balasubramanyam, age 55, has served as Executive Vice President of HR and Recruiting of the Company since September 30, 2008. Mr. Balasubramanyam has been Mastech, Inc.’s Executive Vice President of HR and Recruiting since 2006. From 2000 to 2006, Mr. Balasubramanyam served as Vice President of HR and Recruiting. From 1998 to 2002, Mr. Balasubramanyam was the managing director of Mastech, Inc.’s recruitment center in India. Upon joining Mastech in September 1994, through 1998, Mr. Balasubramanyam managed Mastech, Inc.’s HR function in the U.S., before relocating to India until 2002. Mr. Balasubramanyam has a degree in Business Administration from the University of Madurai.

Edward Meindl, age 45, has served as Vice President of Sales since 2004, and currently manages the IT Managed Service Provider and Alliance sales channels. From 2000 to 2004, Mr. Meindl served as National Director of Mastech, Inc.’s ERP Practice. Prior to joining Mastech in 1996, Mr. Meindl held business development positions with Algor, Inc. and Trinity Publications. Mr. Meindl holds a B.A. in Business and Marketing from West Virginia University.

Kevin Kutzavitch, age 38, has served as Vice President of Sales since 2007, and currently manages the IT Integrator sales channel. From 2005 to 2007, Mr. Kutzavitch served as Director of Sales of Mastech, Inc.’s Enterprise Technology Services division. Prior to joining Mastech in April 2000, Mr. Kutzavitch worked at a major Fortune 500 consulting firm as a managing principal. Mr. Kutzavitch holds a B.S. degree in Finance & Accounting and a Masters degree in Leadership and Information Technology Management from Duquesne University.

OTHER EXECUTIVE OFFICERS

Steven C. Wolfe, age 50, has served as Vice President of Corporate Development since August 2009. Mr. Wolfe has been in the staffing industry for more than twenty (20) years, primarily in the specialty staffing areas of Information Technology, Accounting & Finance and Healthcare. His role at Mastech is focused on marketing, hiring, training, organizational development, and managing our Branch Services operations. Prior to joining Mastech, Mr. Wolfe was the Executive Vice President and Chief Operating Officer for Living Water Products since 2007. He was with Hudson Highland Group from 2002 – 2007 and served in various capacities including Senior Vice President of Operational Standards, Executive Vice President of IT Perm and the Executive Vice President of Healthcare. Mr. Wolfe has been in leadership positions with Robert Half International from 1999 to 2001. He has a B.A. in Political Science from the University of Illinois at Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers in fiscal year 2010 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at www.mastech.com, under Investor Relations.

The Compensation Committee has established a framework and compensation philosophy pursuant to which decisions involving the compensation of all named executive officers of the Company are made. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”). With respect to the remaining executive officers of the Company, the Compensation Committee has delegated authority to the CEO to make determinations of appropriate salary and bonus amounts, provided such amounts conform to the framework established by the Compensation Committee. The salary and bonus arrangements determined for named executive officers by the CEO are reviewed by the Compensation Committee.

Compensation Philosophy for Named Executive Officers

The Compensation Committee (“Committee”) has adopted a compensation philosophy with respect to the named executive officers of the Company that is intended to align compensation with the Company’s overall business strategy. The core objective guiding our executive officer compensation program is to link compensation levels to long-term shareholder value. Our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. Accordingly, we provide incentives to advance the interest of shareholders by targeting key financial and operation objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-part approach best serves the interests of our shareholders and safeguards against excessive risk taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or other stock awards.

As an example, for fiscal year 2009, the Compensation Committee decided to suspend annual performance-based cash bonuses for all executive officers employed at January 1, 2009, in light of current market conditions; and in 2010, bonuses earned by our executive officers were only 63% of the aggregate annual performance based “at goal” bonus amounts. Additionally, stock options and/or other stock awards align a significant portion of executive officer remuneration directly to the appreciation realized by our shareholders.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self serving actions by an individual executive. By way of illustration, our sales executives’ bonus criteria are gross profit dollars and billable consultant headcount growth related to their specific sales channel; recruitment executives are measured on new order activity and productivity of their recruiting team; and the CEO and CFO’s bonus criteria is largely tied to revenue growth and earnings per share results. Organizational interaction and formal approval processes make it difficult for self serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such actions.

The Compensation Committee’s policy is to structure compensation arrangements with named executive officers in a manner that will avoid certain tax deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. In general, Section 162(m) prohibits a Company from deducting, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to a named executive officer, except to the extent such excess constitutes performance-based compensation. The Compensation Committee does reserve the discretion to pay compensation that does not qualify for the exemption under Section 162(m) in situations where the Committee believes that such action to be in the best interests of our shareholders.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements is discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and annual performance-based goals and objectives of all named executive officers.

Compensation Consultants

In fiscal year 2010, the Compensation Committee and the Chief Executive Officer did not use any compensation consultants in determining or recommending the amount or form of executive or director compensation.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO and CFO’s base salary is determined by the

Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities. However, we acknowledge that the current compensation levels are largely subjective, as outlined below, and no formal evaluation of peer group compensation has been conducted.

In setting base salaries for the CEO and CFO, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions and comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO.

In the staffing industry, many industry peers have operational attributes that are very different from Mastech. For this reason, we historically have not engaged in compensation benchmarking. The Company looks to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), in establishing the Company’s annual profit plan and operational objectives.

The Compensation Committee has delegated the authority to the CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO and CFO, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation plan. The bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO and CFO. For all other named executive officers, the CEO is responsible for evaluating performance and determining appropriate annual performance-based bonus amounts, provided the amounts are within the framework and philosophy set forth by the Compensation Committee, as discussed above.

In 2010, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Moran earned $103,291 or 65% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performances and the completion of inorganic activity objectives; Mr. Cronin earned $83,291 or 69% of his “at goal” bonus amount based on the Company’s revenue and earnings per share performances and the completion of inorganic activity objectives; Mr. Balasubramanyam earned $47,700 or 53% of his “at goal” bonus amount based on recruitment activity levels and productivity factors; Mr. Meindl earned $77,500 or 86% of his “at goal” bonus amount based on his sales channel gross profit achievement; and Mr. Kutzavitch earned $55,000 or 61% of his “at goal” bonus amount based on his sales channel gross profit achievement.

For the year 2011, Mr. Moran and Mr. Cronin’s annual performance-based cash bonus is tied to the achievement of the Company’s revenue and earnings per share targets, and on certain subjective criteria established by the Compensation Committee. Mr. Balasubramanyam’s annual performance-based cash bonus is tied to achieving certain levels of placement activity and billable consultant headcount growth for the sales channels that he supports. Mr. Meindl’s and Mr. Kutzavitch’s performance-based cash bonus objectives relate to the achievement of certain gross profit dollars and billable consultant headcount growth within the sales channels that each manages. All financial objectives represent meaningful improvements from the Company’s 2010 performance. The 2011 “at goal” bonus amount for each of our named executive officers is as follows: Mr. Moran $160,000; Mr. Cronin $120,000; Mr. Balasubramanyam $115,000; Mr. Meindl $115,000; and Mr. Kutzavitch $115,000. In accordance with the plan design, in the event that individual’s objectives are exceeded or not fully met, there are provisions for a prorated portion of the “at goal” bonus amount. Generally, no bonus is paid should actual results achieved in 2011 be less than 75% of such objectives. Bonus payments in excess of the “at goal” bonus amount for the over-achievement of financial objectives vary for each of our named executive officers.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and performance share grants, in accordance with the Stock Incentive Plan (the “Plan”). The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create or increase long-term shareholder value. The Committee believes that this compensation component also provides a deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors in conjunction with total compensation provided to the named executive officer, the recommendations of the CEO (except with respect to himself), as well as performance levels and the patterns and impact of prior awards.

During 2010, no grants were made to executive officers. At December 31, 2010, there were 99,000 shares of Common Stock available for issuance under the Plan. Further details of the Company’s stock option awards are set forth in the table entitled “Grant of Plan-Based Awards”.

EMPLOYMENT AGREEMENTS

Prior to the Spin-Off (as defined under the section in this Proxy Statement entitled “Certain Related Party Transactions”), our named executive officers, with the exception of Mr. Moran, had entered into employment agreements with iGATE or Mastech, Inc. After the Spin-Off, following a review of such agreements by our Compensation Committee, these named executive officers executed new employment agreements or amendments to existing agreements with Mastech Holdings, Inc. and/or Mastech, Inc. which were not materially different than the previous agreements. In 2011, all employment agreements were amended to consider changes in compensation. Detailed below are the terms and conditions of the employment agreements currently in place with our named executive officers.

On July 20, 2009, Mr. Moran, Mastech, Inc., and the Company entered into an employment agreement (the “Agreement”) concurrent with Mr. Moran’s appointment as President and Chief Executive Officer, and Director of the Company. The agreement, as amended, currently provides for an annual base salary of $350,000. Thereafter, the base salary shall be determined in good faith by the Board of Directors. Mr. Moran is also entitled to an annual performance-based bonus of $160,000 based upon achieving certain goals and objectives set by the Company’s Compensation Committee. In addition, Mr. Moran was granted 200,000 non-qualified stock options, concurrent with this agreement, at an exercise price equal to the fair market value of the Company’s stock on the grant date. These options vest equally over four years, on each anniversary of the grant date. Mr. Moran is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including further participation in the Company’s Stock Incentive Plan.

Mr. Moran’s agreement provides for a twelve-month severance in the event of termination by the Company other than for cause. During such severance period, Mr. Moran shall continue to vest in unvested stock options outstanding as of such termination date.

Mr. Cronin, Mastech, Inc. and the Company are parties to an employment agreement dated as of March 18, 2009, which as amended, currently provides for a base salary of $200,000 and an annual performance-based bonus with an “at goal” target amount of $120,000. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Cronin’s agreement provides for a six-month severance in the event of termination by the Company other than for cause.

Mr. Balasubamanyam and Mastech, Inc. are parties to an employment agreement dated as of March 25, 2009, which as amended, currently provides for a base salary of $185,000 and an annual performance-based bonus with an “at goal” target amount of $115,000. Mr. Balasubamanyam is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Balasubramanyam’s agreement provides for a six-month severance in the event of termination by Mastech, Inc. other than for cause.

Mr. Meindl and Mastech, Inc. are parties to an employment agreement dated as of March 25, 2009, which as amended, currently provides for a base salary of $185,000 and an annual performance-based bonus with an “at goal” target amount of $115,000. Mr. Meindl is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Meindl’s agreement provides for a six-month severance in the event of termination by Mastech, Inc. other than for cause.

Mr. Kutzavitch and Mastech, Inc. are parties to an employment agreement dated as of March 25, 2009, which as amended, currently provides for a base salary of $185,000 and an annual performance-based bonus with an “at goal” target amount of $115,000. Mr. Kutzavitch is also eligible for such other benefit programs that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Kutzavitch’s agreement provides for a six-month severance in the event of termination by Mastech, Inc. other than for cause.

Change of Control/Severance Benefits

As discussed above, each of the named executive officers has an employment agreement. Pursuant to these agreements, each executive’s employment may be terminated by the Company upon death, disability or for cause, and by the executive for “good reason” (generally defined as a material modification of duties, title or direct reports, or a material reduction in compensation and benefits). If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

In addition, outstanding stock options or other awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of severance including the continued vesting of stock options, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 20 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($16,500 for 2010, subject to a $5,500 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. The perquisites received by the named executive officers are set forth in the Summary Compensation Table.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Brenda Rhodes

John Ausura

D. Kevin Horner

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during fiscal year ended December 31, 2010 (collectively the “Name Executive Officers”). The information included in the table below reflects compensation earned by our named executive officers for services rendered to iGATE and its subsidiaries from January 1, 2008 to September 30, 2008 (periods prior to our spin-off from iGATE).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total Compensation ($)
Thomas B. Moran	2010	$325,000	$103,291	—	$—	$—	$428,291
President and Chief Executive Officer	2009	92,308	57,807	—	290,860	—	440,975

John J. Cronin, Jr.	2010	180,000	83,291	—	—	—	263,291
Chief Financial Officer and Corporate Secretary	2009	180,000	—	—	64,695	—	244,695
	2008	168,943	26,134	—	19,362	—	214,439

Murali Balasubramanyam	2010	185,000	47,700	—	—	—	232,700
Executive Vice President of HR and Recruiting	2009	185,000	—	—	64,695	—	249,695
	2008	174,842	52,018	—	16,596	—	243,456

Edward Meindl	2010	180,000	77,500	—	—	—	257,500
Vice President, IT Sales	2009	180,000	—	—	64,695	—	244,695
	2008	174,842	54,442	—	11,064	—	240,348

Kevin Kutzavitch	2010	173,000	55,000	—	—	—	228,000
Vice President, IT Sales	2009	173,000	—	—	68,042	—	241,042
	2008	147,200	53,932	—	5,532	—	206,664

(1)	This column represents the aggregate grant date fair value of awards, computed in accordance with ASC Topic 718. The assumption made when calculating fair value for these awards are found in Footnote 10 to the Consolidated Financial Statements of Mastech Holdings, Inc. as filed with the Securities and Exchange Commission on Form 10-K for 2010.
(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when the total value of all perquisites and other personal benefits constituted less than $10,000.

GRANTS OF PLAN-BASED AWARDS

No grants of stock-based awards to named executive officers were made for the fiscal year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the number of underlying securities, exercise price and expiration dates of stock options held by the named executive officers as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date
Thomas B. Moran (3)	50,000	150,000	$2.90	07/20/2019

John J. Cronin, Jr. (4)	6,250	18,750	4.95	12/18/2019
	17,500	17,500	1.15	10/15/2018

Murali Balasubramanyam (5)	6,250	18,750	4.95	12/18/2019
	15,000	15,000	1.15	10/15/2018

Edward Meindl (6)	6,250	18,750	4.95	12/18/2019
	10,000	10,000	1.15	10/15/2018

Kevin Kutzavitch (7)	6,250	18,750	4.95	12/18/2019
	1,500	—	4.45	09/21/2019
	5,000	5,000	1.15	10/15/2018
	11,560	—	3.14	10/01/2015
	21,306	10,653	7.13	04/02/2017

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2010.
(3)	Mr. Moran’s unexercisable stock options vest equally on July, 20, 2011, 2012 and 2013.
(4)	Mr. Cronin’s unexercisable stock options vest as follows: the 18,750 options vest equally on a quarterly basis through December 18, 2013; and the 17,500 options vest equally on a quarterly basis through October 15, 2012.
(5)	Mr. Balasubramanyam’s unexercisable stock options vest as follows: the 18,750 options vest equally on a quarterly basis through December 18, 2013; and the 15,000 options vest equally on a quarterly basis through October 15, 2012.
(6)	Mr. Meindl’s unexercisable stock options vest as follows: the 18,750 options vest equally on a quarterly basis through December 18, 2013; and the 10,000 options vest equally on a quarterly basis through October 15, 2012.
(7)	Mr. Kutzavich’s unexercisable stock options vest as follows: the 18,750 options vest equally on a quarterly basis through December 18, 2013; the 5,000 options vest equally on a quarterly basis through October 15, 2012; and the 10,653 options vest on April 1, 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which the named executive officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2010, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2010 base salary and our current premium costs for medical and welfare benefits.

Name	Salary	Bonus	Options	Healthcare
Thomas B. Moran (1)	$324,489	$—	$65,888	$5,787
John J. Cronin, Jr. (2)	89,950	—	13,429	2,896
Murali Balasubramanyam (2)	92,449	—	11,508	2,896
Edward Meindl (2)	89,950	—	7,672	2,896
Kevin Kutzavitch (2)	86,454	—	3,836	2,896

All calculations were estimated based upon a termination scenario. The measurement date for the estimated Company stock option awards was based upon a closing price of $4.22 at December 31, 2010. The discount rate used for estimating these awards was approximately 0.25% at December 31, 2010.

(1)	Upon termination other than for cause, Mr. Moran would receive twelve (12) months severance totaling $325,000 paid over 26 bi-weekly periods. Mr. Moran would continue to vest in outstanding stock options for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Moran would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Moran’s unvested stock options would immediately vest at a total value of $198,000, based on our December 31, 2010 closing stock price.
(2)	All other named executive officers, upon termination other than for cause, would receive six (6) months of severance. The other named executive officers would continue to vest in outstanding stock options for a six (6) month period from such termination date. Upon termination for any reason, all executive officers are subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. In certain circumstances upon a Change in Control, the unvested stock options of our named executive officers would immediately vest. Based on our December 31, 2010 closing stock price, the total value would be as follows: Mr. Cronin $53,725; Mr. Balasubramanyam $46,050; Mr. Meindl $30,700; and Mr. Kutzavitch $15,350.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2010 and stock awards that vested in 2010 for each named executive officer.

	STOCK OPTIONS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas B. Moran	—	$—	—	$—
John J. Cronin, Jr.	—	—	—	—
Murali Balasubramanyam	—	—	—	—
Edward Meindl	—	—	—	—
Kevin Kutzavitch	—	—	—	—

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of directors for fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total 2010 ($)
John Ausura (1) (3)	$30,000	—	$30,000
Brenda Rhodes (2) (3)	20,000	—	20,000
D. Kevin Horner (2) (3)	20,000	—	20,000
Gerhard Watzinger (2) (3)	20,000	—	20,000

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $30,000.
(2)	The annual retainer for all other independent directors is $20,000 each.
(3)	As of December 31, 2010, the aggregate number of option awards outstanding for our independent directors was 17,500 each.

Messrs. Wadhwani, Trivedi, and Moran, as non-independent directors, received no compensation for their service as Directors.

All directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2010, the Compensation Committee consisted of Messrs. Ausura and Horner, with Ms. Rhodes as chair. No member of this Committee was at any time during the 2010 fiscal year or at any other time an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance).

During 2010, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2010.

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants communications with the Audit Committee concerning independence. The Company paid its independent public accountants $120,500 for services provided in 2010.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura

Brenda Rhodes

Gerhard Watzinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2010 and 2009 in the following categories and amounts were:

	2010 UHY	2009 UHY
Audit fees	$120,500	$113,629
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	20,500

Total	$120,500	$134,129

Audit fees for 2010 and 2009 totaled $120,500 and $113,629, respectively. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings, and are inclusive of reimbursement of travel and travel-related expenses. The audit fees for 2010 included $6,500 to audit the Company’s 401k plan.

All other fees for 2009 pertained to services provided in connection with several acquisition opportunities.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2010, 100% of the 2010 audit fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the meeting to respond to questions.

UHY acts as our principal independent registered public accounting firm. UHY leases all its personnel, who work under the control of UHY partners, from wholly-owned subsidiaries of UHY Advisors, Inc., in an alternative practice structure.

CERTAIN RELATED PARTY TRANSACTIONS

Relationships Between iGATE and Mastech Holdings, Inc.

Effective September 30, 2008, our company was spun-off by iGATE Corporation (“iGATE”) through a tax-free distribution of 100% of the common stock of the Company to the holders of record of iGATE’s common stock (“Spin-Off”). The Spin-Off was paid in the amount of one share of our common stock for every fifteen shares outstanding of iGATE common stock. Mr. Wadhwani and Mr. Trivedi serve as Co-Chairmen of the Board of Directors for both iGATE and Mastech. Mr. Wadhwani and Mr. Trivedi each own approximately 28% of our outstanding common stock.

In connection with the Spin-Off, we entered into certain agreements with iGATE, which governed the terms of the Spin-Off and have the potential to impact our business in future periods, including a:

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Separation and Distribution Agreement – This agreement defines our ongoing relationship with iGATE following the Spin-Off, and provides for cross-indemnities, principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of iGATE’s retained businesses with iGATE; and a

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Tax Sharing Agreement – The Tax Sharing Agreement generally governs iGATE’s and Mastech’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of Mastech’s stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, Mastech generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. Mastech will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to Mastech, Mastech’s subsidiaries or any of Mastech’s assets or operations for all tax periods. iGATE generally will be liable for and indemnify Mastech against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to Mastech or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

From January 1, 2010 to December 31, 2010, iGATE performed outsourcing services for us in the ordinary course of business. The aggregate amount paid for these services was $914,000.

Transaction Between Mr. William Gorman, Former Vice President of Mastech, and Mastech Holdings, Inc.

On January 11, 2010, the Company sold its brokerage operations service offering, operating under the name Global Financial Services of Nevada (“GFS”), to Mr. William Gorman, former Vice President of Brokerage Operations. The sale was structured as a stock purchase, for up to $800,000 of contingent cash consideration based upon the profitability level of GFS over a three-year period ending January 11, 2013. The Stock Purchase Agreement included a two-year non-competition clause which prohibits Mastech from selling and marketing brokerage operations staffing services and GFS from selling and marketing IT staffing services.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors. The Spin-Off was approved in a joint meeting of the Boards of iGATE and Mastech on September 4, 2008, which included all independent directors and members of the Audit Committees of both companies. The transaction with Mr. Gorman was approved by the Mastech Audit Committee on January 7, 2010.

2012 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company at its principal office in 1000 Commerce Drive, Pittsburgh, Pennsylvania, 15275, not later than January 15, 2012 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles of Incorporation (“Articles”) provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2010, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Mastech Holdings, Inc.	INTERNET http://www.proxyvoting.com/mhh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 WO#

94417

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

		FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	*EXCEPTIONS

1.	The election of three (3) persons as Class III Directors.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Unless otherwise specified, this proxy will be voted FOR Proposal 1.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES .

NOMINEES:
01 Thomas B. Moran
02 John Ausura
03 Brenda Rhodes

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change	☐
or Comments
SEE REVERSE

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.mastech.com/proxy.

▼ FOLD AND DETACH HERE ▼

MASTECH HOLDINGS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Thomas B. Moran, John Ausura and Brenda Rhodes and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of Mastech Holdings, Inc. (the “Company”) which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on May 11, 2011, at 9:00 AM Eastern Time at the Four Points by Sheraton, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD’S NOMINEES TO THE BOARD OF DIRECTORS AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

WO# 94417